Exhibit 4.1

EXECUTION VERSION

SPANSION LLC,

as Issuer,

the Guarantors party hereto,

and

Wells Fargo Bank, National Association, as Trustee

INDENTURE

Dated as of August 26, 2013

2.00% Exchangeable Senior Notes due 2020

i

Section 12.14.	Table of Contents; Headings	77
Section 12.15.	Severability Clause	77
Section 12.16.	Calculations	77
Section 12.17.	No Adverse Interpretations of Other Agreements	77
Section 12.18.	USA PATRIOT Act	77

Exhibit A - Form of Note

Exhibit B - Restricted Company Common Stock Legend

INDENTURE dated as of August 26, 2013 among SPANSION LLC, a Delaware limited liability company, as issuer (the “Issuer,” as more fully set forth in Section 1.01), SPANSION INC., a Delaware corporation, as guarantor (the “Company,” as more fully set forth in Section 1.01), SPANSION TECHNOLOGY LLC, a Delaware limited liability company, as guarantor (“Intermediate Holdco,” as more fully set forth in Section 1.01, and together with Parent and any other Person that Guarantees the Notes from time to time, the “Guarantors,” as more fully set forth in Section 1.01), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, (i) the Issuer has duly authorized the issuance of its 2.00% Exchangeable Senior Notes due 2020 (the “Notes”), initially in an aggregate principal amount not to exceed $150,000,000 (as increased by an amount equal to the aggregate principal amount of any Additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase Additional Notes as set forth in the Purchase Agreement), and (ii) each of the Guarantors has duly authorized the issuance of the Guarantees (as defined below) of the Notes, respectively, having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, have duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, the Guarantees, when duly executed by the Guarantors and delivered hereunder and to make this Indenture a valid and binding agreement of the Issuer and the Guarantors, in each case in accordance with the terms of the Notes, the Guarantees and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes and the Guarantees have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes and the Guarantees by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Notes and the Guarantees, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article 1 include the plural as well as the singular.

“Additional Interest” means Rules 144A Additional Interest and Reporting Additional Interest. Unless the context otherwise requires, all references to interest include Additional Interest, if any, payable pursuant hereto.

“Additional Notes” means any additional Notes issued pursuant to Section 2.01.

“Additional Shares” has the meaning specified in Section 10.03.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing; provided that for purposes of Section 4.10, Section 2.08(e) and Section 2.12, the term “Affiliate” shall instead refer to an affiliate within the meaning of Rule 144 under the Securities Act.

“Agent Members” has the meaning specified in Section 2.08(b)(vi).

“Aggregate Share Cap” shall have the meaning specified in Section 10.01(e).

“Authentication Order” means a written order of the Issuer signed by an Officer to authenticate Notes that may be validly issued under this Indenture.

“Averaging Period” has the meaning specified in Section 10.04(e).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or the relief of debtors.

“Board of Directors” means either the Board of Directors of the referent Person or any duly authorized committee of such Board. Unless the context otherwise requires, “Board of Directors” shall refer to the Board of Directors or any duly authorized committee of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Settlement” has the meaning set forth in Section 10.02(b).

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” of any share of the Company Common Stock on any Trading Day means the closing sale price per share of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such day as reported in composite transactions for the principal U.S. securities exchange on which the Company Common Stock is traded or, if the Company Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. In the absence of such a quotation, the Closing Sale Price will be the average of the mid-point of the last bid and ask prices for the Company Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms retained by the Issuer for that purpose, which may include one or more of the Initial Purchasers. The Closing Sale Price will be determined without reference to extended or after hours trading.

“Combination Settlement” has the meaning set forth in Section 10.02(b).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 5, shall include its successors and assigns.

“Company Common Stock” means the Class A common stock, par value $0.001 per share, of the Company, or such other Capital Stock into which such Company Common Stock is converted, reclassified or changed from time to time pursuant to Section 10.05.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 707 Wilshire Blvd, 17th Floor, Los Angeles, CA 90017 Attention: Corporate Trust Services Administration, and, with respect to Securities presented for conversion, registration of transfer and exchange, such office shall mean the office or agency of the Trustee located at 608 Second Avenue South, N9303-121, Minneapolis, MN 55479, Attn: Corporate Trust Operations, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the corporate trust office of any successor Trustee at which this Indenture shall be administered (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Custodian” has the meaning specified in Section 6.01.

“Daily Exchange Value” for any Trading Day in the applicable Exchange Period equals 2% of:

(1) the Exchange Rate in effect on that Trading Day, multiplied by

(2) the VWAP of the Company Common Stock on that Trading Day.

“Daily Measurement Value” means the quotient of the Specified Dollar Amount divided by 50.

“Daily Settlement Amount” for each $1,000 principal amount of Notes, for each of the 50 consecutive Trading Days in the relevant Exchange Period, shall consist of:

(1) cash equal to the lesser of (a) the Daily Measurement Value and (b) the Daily Exchange Value; and

(2) to the extent the Daily Exchange Value exceeds the Daily Measurement Value, a number of shares of Company Common Stock equal to (a) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (b) the VWAP of the Company Common Stock on such Trading Day.

“declaration date” shall mean, with respect to a distribution by the Company to all or substantially all of its holders of Company Common Stock, the date on which the distribution has been declared and authorized by the Board of Directors under applicable law.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.13.

“Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. DTC shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“Effective Date” means the first date on which the shares of the Company Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” has the meaning specified in Section 6.01.

“Ex-Date” means the first date on which the shares of Company Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Company Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agent” means the agency appointed by the Issuer to which Notes may be presented for exchange. The Exchange Agent appointed by the Issuer shall initially be the Trustee.

“Exchange Date” has the meaning specified in Section 10.02(a).

“Exchange Notice” has the meaning specified in Section 10.02(a).

“Exchange Obligation” has the meaning specified in Section 10.01.

“Exchange Period” means the 50 consecutive Trading Day period:

(1) with respect to Exchange Notices received on or after June 1, 2020, beginning on, and including, the 52nd Scheduled Trading Day immediately preceding the Maturity Date; and

(2) in all other cases, beginning on, and including, the third Trading Day following the Issuer’s receipt of the relevant Exchange Notice.

“Exchange Price” on any day will equal $1,000, divided by the Exchange Rate in effect on that day.

“Exchange Rate” shall initially be 72.0929 shares of Company Common Stock per $1,000 principal amount of Notes, subject to adjustment as provided in Article 10.

“Exchange Share Cap” shall have the meaning specified in Section 10.01(e).

“Expiration Date” has the meaning specified in Section 10.04(e).

“Fundamental Change” shall be deemed to have occurred when any of the following has occurred:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner,” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Capital Stock that is at the time entitled to vote by the holders thereof in the election of its Board of Directors (or comparable body);

(2) the consummation of (A) any recapitalization, reclassification or change of the Company Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Company Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Company Common Stock will be converted into cash, securities or other property, other than a merger of the Company solely for the purpose of changing the Company’s jurisdiction of incorporation, that results in a reclassification, conversion or exchange of outstanding shares of the Company Common Stock solely into shares of common stock of the surviving entity; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than to the Company or one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2) (this proviso, the “Majority Ownership Exception”); or

(3) the Company Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors).

Notwithstanding the foregoing, any transaction or event described in clauses (1) or (2) above will not constitute a Fundamental Change if, in connection with such transaction or event, or as a result thereof, at least 90% of the consideration paid for the Company Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) consists of shares of common equity or American Depositary Receipts traded on any of The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the relevant transaction) and, as a result of such transaction, the Notes become exchangeable into cash, Reference Property comprised of such consideration or a combination of cash and such Reference Property as described under Section 10.05.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Expiration Time” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Notes Legend” means the legend set forth in Exhibit A which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” has the meaning specified in Section 2.02.

“Guarantee” means the guarantee of the Notes by each Guarantor, in accordance with the terms of this Indenture.

“Guarantor” means each Person named as a“Guarantor” in the first paragraph of this Indenture and, subject to Article 5, shall include its successor and assigns; provided that the obligations of a Guarantor under its Guarantee and this Indenture shall be subject to release and discharge in accordance with Article 8 or Section 11.08 of this Indenture.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Purchasers” means Barclays Capital Inc., Citigroup Global Markets Inc., Jefferies LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Needham & Company, LLC, Roth Capital Partners, LLC, M.M. Dillon & Co. LLC, Pacific Crest Securities LLC and Topeka Capital Markets Inc.

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Defaulted Interest, if any, Rule 144 Additional Interest, if any, and Reporting Additional Interest, if any.

“Interest Payment Date” has the meaning specified in Section 2.03(c).

“Intermediate Holdco” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 5, shall include its successors and assigns.

“Issue Date” means August 26, 2013.

“Issuer” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 5, shall include its successors and assigns.

“Make-Whole Effective Date” has the meaning specified in Section 10.03.

“Make-Whole Fundamental Change” has the meaning specified in Section 10.03.

“Market Disruption Event” means the occurrence or existence during the one-half hour period ending at the scheduled close of trading on the principal U.S. national or regional securities exchange or market on which the Company Common Stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Company Common Stock or in any options contracts or futures contracts relating to the Company Common Stock; provided that, for purposes of determining amounts due under Section 10.02(b), “Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Company Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Company Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Company Common Stock or in any options, contracts or futures contracts relating to the Company Common Stock.

“Maturity Date” means September 1, 2020.

“Non-U.S. Holder” means a Holder that is not treated as a United States person for U.S. federal income tax purposes as defined under Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time.

“Notes” means any Notes issued, authenticated and delivered under this Indenture, including any Global Notes.

“NYSE” means The New York Stock Exchange.

“Offering Memorandum” means (a) with respect to the Original Notes, the Original Offering Memorandum and (b) with respect to any Additional Notes issued pursuant to Section 2.01, the offering memorandum, prospectus or similar offering document relating to the offering and sale of such Additional Notes.

“Officer” means the Executive Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the principal executive officer, the President, any Senior Vice President, Executive Vice President, or Vice President, the principal accounting officer, the principal financial officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Issuer or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed by an Officer. The Officer executing an Officer’s Certificate in accordance with Section 4.05 shall be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion, acceptable to the Trustee, from legal counsel. The counsel may be an employee of or counsel to the Issuer, which opinion may contain customary exceptions and qualifications as to the matters set forth therein.

“Original Notes” means the $150,000,000 aggregate principal amount of Notes (as increased by an amount equal to the aggregate principal amount of any Additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase Additional Notes as set forth in the Purchase Agreement), covered by the Original Offering Memorandum.

“Original Offering Memorandum” means the preliminary offering memorandum dated August 19, 2013, as supplemented by the pricing term sheet dated August 20, 2013, relating to the offering and sale of the Notes.

“Paying Agent” has the meaning specified in Section 2.05.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Settlement” has the meaning set forth in Section 10.02(b).

“protected purchaser” has the meaning specified in Section 2.09.

“Purchase Agreement” means the purchase agreement dated as of August 20, 2013 between the Issuer, the Guarantors and the Initial Purchasers relating to the offer and sale of the Notes.

“Record Date” means, in respect of a dividend or distribution to holders of Company Common Stock, the date fixed for determination of holders of Company Common Stock entitled to receive such dividend or distribution.

“Reference Property” has the meaning specified in Section 10.05.

“Register” has the meaning specified in Section 2.05.

“Registrar” has the meaning specified in Section 2.05.

“Regular Record Date” means, with respect to any Interest Payment Date of the Notes, the February 15 and August 15 preceding the applicable March 1 and September 1 Interest Payment Date, respectively.

“Reporting Additional Interest” has the meaning specified in Section 6.12.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (i) who shall have direct responsibility for the administration of this Indenture and (ii) to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Company Common Stock Legend” is as set forth in Exhibit B.

“Restricted Note Legend” is as set forth in Exhibit A.

“Rule 144 Additional Interest” has the meaning specified in Section 4.10(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Schedule TO” means a Tender Offer Statement under Section 14(d)(1) or 13(e)(1) of the Exchange Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Company Common Stock is listed or admitted for trading. If the Company Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 10.02(b).

“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Shelf Registration Statement” means a registration statement of the Company filed with the Commission on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a registration statement on Form S-3, an evergreen registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering the Notes and any Common Stock issuable upon exchange thereof.

“Significant Subsidiary” with respect to any Person means any Subsidiary of such Person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) under Regulation S-X under the Exchange Act.

“Special Interest Payment Date” has the meaning specified in Section 2.13(a).

“Special Record Date” has the meaning specified in Section 2.13(a).

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes being exchanged to be received upon exchange as specified in the notice specifying the Settlement Method (or deemed so specified).

“Spin-Off” has the meaning specified in Section 10.04(c).

“stated maturity” means, with respect to any installment of interest or principal (including any sinking fund payment) on any series of Indebtedness, the date on which payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for their payment.

“Stock Price” has the meaning specified in Section 10.03.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Successor Company” has the meaning specified in Section 5.01(a).

“Successor Guarantor” has the meaning specified in Section 5.02(a).

“Trading Day” means a day on which (i) trading in the Company Common Stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if the Company Common Stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Company Common Stock (or such other security) is then listed or, if the Company Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Company Common Stock (or such other security) is then listed or admitted for trading, (ii) there is no Market Disruption Event, and (iii) a closing sale price for the Company Common Stock (or such other security for which a closing sale price must be determined) is available on such securities exchange; provided that, for purposes of determining amounts due under Section 10.02(b), “Trading Day” means a day on which (x) there is no Market Disruption Event (as defined in the proviso to the definition thereof) and (y) trading in the Company Common Stock generally occurs on the NYSE or, if the Company Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Company Common Stock is then listed or, if the Company Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Company Common Stock is then listed or admitted for trading. If the Company Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers the Issuer selects, which may include one or more of the Initial Purchasers; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, this one bid will be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in the Issuer’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then, for purposes of Section 10.01(d), the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the applicable Exchange Rate of the Notes multiplied by the Closing Sale Price of the Company Common Stock on such determination date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and the rules and regulations of the SEC promulgated thereunder.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Valuation Period” has the meaning specified in Section 10.04(c).

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“VWAP” or “volume weighted average price” per share of the Company Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page CODE <EQUITY> AQR in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day; or, if such price is not available, the volume-weighted average price means the market value per share of the Company Common Stock on such day as determined by a nationally recognized independent investment banking firm, which may include one or more of the Initial Purchasers, retained for this purpose by the Issuer. The “volume-weighted average price” or “VWAP” will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Subsidiary that is incorporated in a jurisdiction other than a state in the United States of America or the District of Columbia, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

ARTICLE 2

THE NOTES

Section 2.01. Designation, Amount and Issuance of Notes.

The Notes shall be designated as “2.00% Senior Exchangeable Notes due 2020.” The Notes shall initially be issued in an aggregate principal amount of $150,000,000 (as increased by an amount equal to the aggregate principal amount of any Additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase Additional Notes (as defined below) as set forth in the Purchase Agreement). Upon the execution of this Indenture, or from time to time thereafter, Notes may be executed by the Issuer and delivered to the Trustee for authentication.

The Issuer may, without the consent of Holders, issue Additional Notes hereunder in the future on the same terms and conditions of the Notes issued hereunder; provided that if any such Additional Notes are not fungible with the Notes initially offered hereby for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. The Notes initially issued hereunder and any such Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under this Indenture, except with respect to Rule 144A Interest as provided in Section 4.10. The Issuer may not issue any Additional Notes if any Event of Default has occurred and is continuing with respect to the Notes.

Section 2.02. Form of the Notes.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the custodian for the Global Notes or the Depositary or as may be required for the Notes to be tradable on any market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.08(b), all of the Notes shall initially be evidenced by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (the “Global Notes”). The transfer and exchange of beneficial interests in any such Global Notes shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Global Notes shall bear the Global Notes Legend. Except as provided in Section 2.08(b), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, shall not receive or be entitled to receive physical delivery of certificates in definitive registered form and shall not be considered Holders of such Global Note.

Any Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced on the books and records of the Depositary and Trustee to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian for the Global Note, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal of and any interest on any Global Notes shall be made to the Depositary in immediately available funds.

Section 2.03. Date and Denomination of Notes; Payment at Maturity; Payment of Interest.

(a) Date and Denomination. The Notes shall be issuable in fully registered form without interest coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Notes.

(b) Payment at Maturity. On the Maturity Date, each Holder shall be entitled to receive on such date, $1,000 in cash for each $1,000 in principal amount of Notes, together with any accrued and unpaid interest thereon to, but excluding, the Maturity Date, unless such Note is earlier exchanged or repurchased. With respect to Global Notes, principal and any interest shall be paid to the Depositary by wire transfer of immediately available funds. With respect to any certificated Notes, principal and any interest shall be payable at the Issuer’s office or agency in Minneapolis, Minnesota, which initially shall be the office or agency of the Trustee located at the Corporate Trust Office. If the Maturity Date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

(c) Payment of Interest. Interest on the Notes shall accrue at the rate of 2.00% per annum from the date of original issuance of the Notes or from the most recent date to which interest has been paid or duly provided for. Interest shall be payable in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing on March 1, 2014, to Holders of record at the close of business on the applicable Regular Record Date. Notwithstanding the preceding sentence, the Issuer will not pay in cash accrued interest (excluding any Additional Interest) on any Notes when such Notes are exchanged, except as described in Section 10.02.

The Issuer shall pay interest on:

(i) any Global Notes to the Depositary in immediately available funds;

(ii) any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and

(iii) any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date.

Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. If an Interest Payment Date (or any other payment date with respect to the Notes) is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

Payments of principal or interest (including Additional Interest, if any) on the Notes that are not made when due will accrue interest at the then-applicable interest rate on the Notes from the required payment date.

Section 2.04. Execution and Authentication.

One Officer shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. Upon receipt of an Authentication Order, the Trustee shall authenticate a Note executed by the Issuer. The signature of the Trustee on the Note shall be conclusive evidence that the Note has been duly and validly authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.05. Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes. The Registrar shall keep a register of the Notes (the “Register”) and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent, and the term “Registrar” includes any co-registrars. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Notes, (ii) the custodian with respect to the Global Notes and (iii) Exchange Agent.

The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 7.07. The Company or any of its Wholly Owned Subsidiaries (including the Issuer) that is not a Foreign Subsidiary may act as Paying Agent or Registrar.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon written notice; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.09.

Section 2.06. Paying Agent to Hold Money in Trust.

Prior to 11:00 a.m., New York City time, on the Maturity Date, each Interest Payment Date, any Fundamental Change Repurchase Date and any settlement date of an Exchange Obligation, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Subsidiary of the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such amounts owed on such dates. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of amounts owed on such dates and shall notify the Trustee in writing of any Default by the Issuer in making any such payment. If the Company or a Wholly Owned Subsidiary of the Company (including the Issuer) acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.07. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.08. Exchange and Registration of Transfer of Notes; Restrictions on Transfer.

(a) The Issuer shall cause to be kept at the Corporate Trust Office the Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.

Upon surrender for registration of transfer of any Notes to the Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.08, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Issuer or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Notes, but the Issuer or the Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Issuer nor the Trustee nor any Registrar shall be required to exchange, issue or register a transfer of (a) any Note or portions thereof surrendered for exchange pursuant to Article 10 or (b) any Note or portions thereof tendered for repurchase (and not withdrawn) pursuant to Article 3.

(b) The following provisions shall apply only to Global Notes:

(i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian for the Global Notes therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii) Unless the Issuer and the applicable Holder agree, notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless:

(A) the Depositary has notified the Issuer that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary has not been appointed within 90 calendar days;

(B) the Depositary has ceased to be registered as a clearing agency under the Exchange Act and a successor Depositary has not been appointed within 90 calendar days; or

(C) an Event of Default with respect to the Notes has occurred and is continuing and the beneficial owner requests that its Notes be issued in physical, certificated form.

(iii) In addition, certificated Notes shall be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.

(iv) Notes issued in exchange for a Global Note or for any portion of a Global Note pursuant to clause (ii) or (iii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Notes or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Notes to be exchanged shall be surrendered by the Depositary to the Trustee, as Registrar; provided that pending completion of the exchange of a Global Note, the Trustee acting as custodian for the Global Notes for the Depositary or its nominee with respect to such Global Notes, shall reduce the principal amount thereof, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the books and records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Notes issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

(v) In the event of the occurrence of any of the events specified in clause (ii) above or upon any request described in clause (iii) above, the Issuer shall promptly make available to the Trustee a sufficient supply of certificated Notes in definitive, fully registered form, without interest coupons.

(vi) Neither any members of, or participants in, the Depositary (the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Notes registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Notes.

(vii) At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

(c) Every Note (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.08(c) to bear the Restricted Note Legend (together with any Company Common Stock issued upon exchange of the Notes and required to bear the Restricted Company Common Stock Legend, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.08(c) (including those set forth in the Restricted Note Legend and the Restricted Company Common Stock Legend) unless such restrictions on transfer shall be waived by written consent of the Issuer following receipt of legal advice supporting the permissibility of the waiver of such transfer restrictions, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.08(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein. Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of the original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder, and (2) such later date, if any, as may be required by applicable laws, any certificate evidencing a Restricted Security shall bear the Restricted Note Legend (or in the case of Company Common Stock issued upon exchange of the Notes, the Restricted Company Common Stock Legend), unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing as set forth above, with written notice thereof to the Trustee. After the Resale Restriction Termination Date applicable to any Note, the Restricted Note Legend shall be deemed removed from such Note.

(d) In connection with any transfer of the Notes prior to the Resale Restriction Termination Date, the Holder must complete and deliver the form of assignment set forth on the certificate representing the Note, with the appropriate box checked, to the Trustee (or any successor Trustee, as applicable).

Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the Restricted Note Legend set forth therein have been satisfied may, upon surrender of such Notes for exchange to the Registrar in accordance with the provisions of this Section 2.08, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.08(c). If such Restricted Security surrendered for exchange is represented by a Global Note bearing the Restricted Note Legend, the principal amount of the legended Global Notes shall be reduced by the appropriate principal amount and the principal amount of a Global Note without a Restricted Note Legend shall be increased by an equal principal amount. If a Global Note without the Restricted Note Legend is not then outstanding, the Issuer shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary. The Issuer shall notify the Trustee in writing upon the Trustee’s request of the occurrence of the Resale Restriction Termination Date.

Any Company Common Stock issued upon exchange of the Notes as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Company Common Stock for exchange in accordance with the procedures of the transfer agent for the Company Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Company Common Stock, which shall not bear the Restricted Company Common Stock Legend.

(e) Any Note or Company Common Stock issued upon exchange of a Note that is repurchased or owned by any Affiliates of the Issuer or the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Company Common Stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144). The Issuer will cause any Note that is repurchased or owned by the Issuer or any controlled “Affiliate” (as defined in Rule 144) to be surrendered to the Trustee for cancellation as described under Section 2.12.

(f) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders of Notes and all payments to be made to Holders of Notes under the Notes shall be given or made only to or upon the order of the registered Holders of Notes (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Notes shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

(g) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Agent Members) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.09. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Holder takes the following actions and satisfies the requirements of Section 8-405 of the Uniform Commercial Code:

(a) notifies the Issuer or the Trustee in writing within a reasonable time after he has notice of such loss, destruction or wrongful taking and prior to the Registrar registering a transfer of such Note;

(b) makes a request to the Issuer or the Trustee in writing for a replacement Note prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”); and

(c) satisfies any other reasonable requirements of the Issuer or the Trustee, including the requirements set forth in the following paragraph.

Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss, expense, claim or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note. In case any Note which has matured or is about to mature or has been validly tendered for repurchase on a Fundamental Change Repurchase Date (and not validly withdrawn), or is to be exchanged, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Notes and of the ownership thereof.

Every replacement Note is an additional obligation of the Issuer.

The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.10. Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 2.12, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Fundamental Change Repurchase Date or Maturity Date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.11. Temporary Notes.

Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Any such temporary Notes shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer shall execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.12. Repurchase and Cancellation.

The Issuer may, to the extent permitted by law, repurchase any Notes in the open market or by tender offer at any price or by private agreement, whether by the Issuer, any Guarantor or their respective Subsidiaries, including pursuant to cash-settled swaps or derivatives. Any Notes repurchased by the Company or any controlled “Affiliate” (other than Notes repurchased pursuant to cash-settled swaps or derivatives) will be surrendered to the Trustee for cancellation, but such Notes may not be reissued or resold by the Company. Any Notes surrendered for cancellation to the Trustee may not be reissued or resold and shall be promptly cancelled by the Trustee in accordance with its standard procedures and not considered “outstanding” under this Indenture.

Section 2.13. Defaulted Interest.

Any interest on any Note which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 calendar days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and interest (to the extent lawful) on such defaulted interest at the annual rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Issuer at its election, in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 calendar days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than fifteen calendar days and not less than ten calendar days prior to the Special Interest Payment Date and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given to each Holder, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(c) Subject to the foregoing provisions of this Section 2.13, each Note delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.14. CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee in writing of any changes to the “CUSIP” or “ISIN” numbers of the Notes.

ARTICLE 3

REPURCHASE OF NOTES

Section 3.01. Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right to require the Issuer to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or multiples thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer in the Fundamental Change Company Notice that is not less than 20 nor more than 30 Business Days after the date of the Fundamental Change Company Notice at a repurchase price, payable in cash, equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). However, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date, the full amount of interest due shall be paid on the Interest Payment Date to the Holder of record on the Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased. Repurchases of Notes under this Section 3.01 shall be made upon:

(i) delivery to the Paying Agent by a Holder of a duly completed written notice (or in the case of Notes held in book-entry form in accordance with the Depositary’s applicable procedures) (the “Fundamental Change Repurchase Notice”) of such Holder’s exercise of its repurchase right (together with the Notes to be repurchased, if certificated Notes have been issued) in the form set forth on the reverse of the Note prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”); and

(ii) delivery or book-entry transfer of the Notes to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) and prior to the Fundamental Change Repurchase Expiration Time, at the Corporate Trust Office of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Fundamental Change Repurchase Notice shall state:

(A) with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate numbers, if any, of the Notes to be tendered for repurchase;

(B) the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or multiples thereof; and

(C) that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and this Indenture.

Payment of the Fundamental Change Repurchase Price for Notes for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the Paying Agent. Payment of the Fundamental Change Repurchase Price for the Notes shall be made on the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes, as the case may be.

All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Issuer, whose determination shall be final and binding absent manifest error.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the Fundamental Change Repurchase Expiration Time by delivering a written notice of withdrawal to the Paying Agent in accordance with Section 3.02 below (or in the case of Notes held in book-entry form in accordance with the Depositary’s applicable procedures).

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) On or before the second Business Day after the occurrence of a Fundamental Change, the Issuer shall provide to all Holders of record on the date of the Fundamental Change at their addresses shown in the Register of the Registrar, and to beneficial owners to the extent required by applicable law, the Trustee and the Paying Agent, a written notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and the resulting repurchase right. Each Fundamental Change Company Notice shall specify, among other things:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which a repurchase upon a Fundamental Change may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Exchange Agent;

(vii) the procedures that a Holder must follow to exercise the right to repurchase upon a Fundamental Change;

(viii) that the Fundamental Change Repurchase Price for any Notes as to which a Fundamental Change Repurchase Notice has been given and not withdrawn shall be paid on the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Notes (together with all necessary endorsements);

(ix) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Regular Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Notes subject to repurchase upon Fundamental Change shall cease to accrue, and all rights of the Holders of such Notes shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x) that a Holder shall be entitled to withdraw its election in the Fundamental Change Repurchase Notice prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, by means of a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Notes purchased by the Issuer on such Fundamental Change Repurchase Date pursuant to a repurchase upon a Fundamental Change, the certificate number(s) of such Notes to be so withdrawn, if such Notes are certificated Notes, the principal amount of the Notes of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Notes of such Holder that remain subject to the Fundamental Change Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof;

(xi) the Exchange Rate and any adjustments to the Exchange Rate that shall result from such Fundamental Change;

(xii) that Notes with respect to which a Fundamental Change Repurchase Notice is given by a Holder may be exchanged pursuant to Article 10 only if such Fundamental Change Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Issuer defaults in the payment of the Fundamental Change Repurchase Price; and

(xiii) the CUSIP number or numbers, as the case may be, of the Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the repurchase rights of Holders or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) Notwithstanding the foregoing, no Notes may be repurchased by the Issuer at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes).

Section 3.02. Withdrawal of Fundamental Change Repurchase Notice.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Paying Agent (or in the case of Notes held in book-entry form in accordance with the Depositary’s applicable procedure) prior to the Fundamental Change Repurchase Expiration Time. The withdrawal notice must state:

(a) with respect to Global Notes, the appropriate Depositary information and, with respect to certificated Notes, the certificate number, if any, of the withdrawn Notes;

(b) the principal amount of the withdrawn Notes; and

(c) the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or multiples of $1,000.

Section 3.03. Deposit of Fundamental Change Repurchase Price.

Prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, the Issuer shall deposit with the Paying Agent or, if the Company or a Wholly Owned Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06, an amount of cash in immediately available funds, sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date.

If the Paying Agent holds on the Fundamental Change Repurchase Date cash sufficient to pay the Fundamental Change Repurchase Price of the Notes that Holders have elected to require the Issuer to repurchase in accordance with Section 3.01, then, as of the Fundamental Change Repurchase Date:

(i) such Notes shall cease to be outstanding and interest shall cease to accrue, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent, as the case may be; and

(ii) all other rights of the Holders of such Notes shall terminate, other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of such Notes.

Section 3.04. Notes Repurchased in Part.

Upon presentation of any Notes repurchased only in part, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

Section 3.05. Covenant to Comply with Securities Laws Upon Repurchase of Notes.

In connection with any repurchase upon a Fundamental Change, the Issuer shall, to the extent applicable, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, and any such compliance resulting from changes to such rules made after the Issue Date that conflicts with the requirements of this Indenture shall be deemed to comply with this Indenture; (ii) file a Schedule TO or any other schedule required under the Exchange Act if applicable at the time of the offer to repurchase the Notes; and (iii) comply with all other federal and state securities laws in connection with the Issuer’s repurchase of the Notes.

ARTICLE 4

COVENANTS

Section 4.01. Payment of Notes.

The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and, to the extent lawful, it shall pay interest on overdue installments of interest at the rate and in the manner specified in Section 2.13.

Section 4.02. Maintenance of Office or Agency.

The Issuer shall maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange or repurchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. As of the date of this Indenture, such office is located at the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Reports; Rule 144A Information.

(a) The Issuer shall deliver to the Trustee, within 15 calendar days after the Company is required to file the same with the SEC (taking into account any applicable grace periods provided thereunder), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, document or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act

(taking into account any applicable grace periods provided thereunder) shall satisfy the Issuer’s obligation to furnish such reports to the Trustee. The Issuer shall promptly notify the Trustee in writing if the Company fails to file any such reports. The Trustee shall have no responsibility to determine whether such filing of these reports has occurred. In the absence of such notification, the Trustee shall be entitled to presume that such filings were made. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any Guarantor’s compliance with any of its respective covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b) The Issuer and the Company shall, so long as any of the Notes or any shares of Company Common Stock issuable upon exchange thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly, upon written request, provide to the Trustee, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Company Common Stock issuable upon exchange of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (to the extent such information is not available in the EDGAR database) to facilitate the resale of such Notes or shares of Company Common Stock pursuant to Rule 144A.

Section 4.04. Existence.

Except (i) as set forth in Article 5, (ii) in respect of Fundamental Changes and (iii) as otherwise permitted hereunder, the Issuer and each Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that neither the Issuer nor any Guarantor shall be required to preserve any such right if the Issuer or such Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or such Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.05. Compliance Certificate.

The Issuer shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company an Officer’s Certificate, stating whether or not, to the knowledge of such Officer, any Default or Event of Default occurred during such period (if continuing) and if so, describing each Default or Event of Default, its status and the action the Issuer is taking or proposes to take with respect thereto.

Section 4.06. Covenant Regarding Aggregate Share Cap

The Company shall use its commercially reasonable efforts to include for vote by its stockholders during the next annual stockholder meeting (unless its Board of Directors determines that it is not in the best interests of the Company to do so at that time, in which case the Company will do so at the next such annual meeting where its Board of

Directors does not so determine) and will endorse in the proxy materials for such meeting the approval, in accordance with the listing standards of the NYSE, of the issuance of shares of common stock in excess of the limitations imposed by the Aggregate Share Cap and the Exchange Share Cap. The Issuer and the Company further covenant not to take any voluntary action that would result in an adjustment to the Exchange Rate pursuant to Section 10.04(b), Section 10.04(c), Section 10.04(d) and Section 10.04(e) or Section 10.03 that would result, in the Notes becoming exchangeable for a number of shares of Company Common Stock in excess of the Aggregate Share Cap for as long as such Aggregate Share Cap applies.

Section 4.07. Notification of Rule 144 Additional Interest or Reporting Additional Interest.

If Rule 144 Additional Interest or Reporting Additional Interest, as applicable, is payable by the Issuer, the Issuer shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Rule 144 Additional Interest or Reporting Additional Interest, as applicable, that is payable and (ii) the date on which payment of such Rule 144 Additional Interest or Reporting Additional Interest, as applicable, shall commence. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Rule 144 Additional Interest or Reporting Additional Interest, as applicable, is payable.

Section 4.08. [Reserved.]

Section 4.09. Waiver of Stay, Extension or Usury Laws.

The Issuer covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time; the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10. Rule 144 Additional Interest.

(a) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes offered pursuant to the applicable Offering Memorandum, the Company fails to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), the Issuer shall pay Additional Interest on such Notes at the rate of 0.50% per annum of the principal amount of Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing.

(b) If, and for so long as, the Restricted Note Legend on the Notes has not been removed (or deemed removed pursuant to this Indenture), the Notes are assigned a restricted CUSIP or the Notes are not freely tradable by Holders other than the Issuer’s or the Company’s Affiliates or Persons that were Affiliates of the Issuer or the Company during the immediately preceding three months (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Notes), in each case as of the 380th day after the last date of original issuance of the Notes offered pursuant to the applicable Offering Memorandum, the Issuer shall pay Additional Interest on such Notes at a rate equal to 0.50% per annum of the principal amount of such Notes then outstanding until such Notes are so freely tradable.

(c) Additional Interest payable in accordance with Section 4.10(a) or (b) (“Rule 144 Additional Interest”) shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(d) Notwithstanding anything to the contrary, in no event shall the aggregate of any Rule 144 Additional Interest and any Reporting Additional Interest exceed 0.50% per annum of the principal amount of the Notes in respect of any period.

(e) Notwithstanding the foregoing, the Issuer shall not be required to pay Rule 144A Additional Interest pursuant to Section 4.10(a) or Section 4.10(b) (x) on any date on which (A) the Company shall have filed a Shelf Registration Statement for the resale of the Notes offered pursuant to the applicable Offering Memorandum with respect to which such Rule 144A Additional Interest is payable and any Company Common Stock issuable upon exchange of such Notes, (B) such Shelf Registration Statement is effective and usable by holders identified therein as selling security holders for the resale of such Notes and any Company Common Stock issued upon exchange of such Notes, (C) the holders may register the resale of their Notes under such Shelf Registration Statement on terms customary for the resale of exchangeable securities offered in reliance on Rule 144A and (D) such Notes and/or Company Common Stock sold pursuant to such Shelf Registration Statement become freely tradable as a result of such sale; or (y) once the Company shall have complied with the requirements set forth in subclause (x) above for a period of one year with respect to the Notes offered pursuant to the applicable Offering Memorandum with respect to which such Rule 144A Additional Interest is payable.

(f) For the avoidance of doubt, in the event Additional Notes are issued under this Indenture pursuant to Section 2.01, for purposes of determining whether Additional Interest shall be payable pursuant to Section 4.10(a) or Section 4.10(b), or whether such Additional Interest is not payable pursuant to Section 4.10(e) with respect to any Notes issued under this Indenture, all Notes that do not have the same CUSIP number or were not offered by the same Offering Memorandum shall be considered separately.

ARTICLE 5

SUCCESSOR COMPANY

Section 5.01. Consolidation, Merger and Sale of Assets of the Issuer.

The Issuer shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, convey, transfer or lease the Issuer’s property and assets substantially as an entirety to another Person, unless:

(a) either (i) the Issuer is the continuing corporation or (ii) the resulting, surviving or transferee Person (if other than the Issuer or a Guarantor) (the “Successor Company”) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes all of the obligations under the Notes and this Indenture of the Issuer;

(b) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; and

(c) the Issuer has delivered to the Trustee the Officer’s Certificate and Opinion of Counsel pursuant to Section 5.04.

Section 5.02. Consolidation, Merger and Sale of Assets of the Guarantors.

A Guarantor shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, convey, transfer or lease the Guarantor’s property and assets substantially as an entirety to another Person, unless:

(a) either (i) such Guarantor is the continuing Person or (ii) the resulting, surviving or transferee Person (if other than the Guarantor) (the “Successor Guarantor”) is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and such Person assumes all of such Guarantor’s obligations under the Notes and this Indenture;

(b) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; and

(c) the Guarantor has delivered to the Trustee the Officer’s Certificate and Opinion of Counsel pursuant to Section 5.04.

The foregoing limitations in this Section 5.02 shall not apply to any consolidation with, merger with or sale, conveyance, transfer or lease of assets to the Issuer or another Guarantor of the Notes.

Section 5.03. Successor to Be Substituted.

In case of any such transaction described in, and complying with the conditions listed in, Section 5.01 or Section 5.02, the Successor Company or the Successor Guarantor, as the case may be, shall succeed, and be substituted for, and may exercise every right and power of, the Issuer or the applicable Guarantor, as the case may be and, except in the case of a lease, the Issuer or the applicable Guarantor, as the case may be, shall be released and discharged from its obligations under the Notes and this Indenture.

Section 5.04. Opinion of Counsel and Officer’s Certificate to Be Given to the Trustee.

Prior to execution of any supplemental indenture effecting the assumption of obligations under the Notes and this Indenture pursuant to this Article 5 by the Successor Company or the Successor Guarantor, as the case may be, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer, lease or other disposition and any such assumption complies with the provisions of this Article 5 and that all conditions precedent set forth in the Indenture relating to such transaction have been complied with and constitutes the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” occurs if:

(a) the Issuer fails to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days;

(b) the Issuer fails to pay principal of the Notes when due at maturity or upon acceleration, or the Issuer fails to pay the Fundamental Change Repurchase Price payable in respect of any Notes when due;

(c) the Issuer fails to pay or deliver, as the case may be, cash, shares of Company Common Stock, or a combination of cash and shares of Company Common Stock, as the case may be, in accordance with Article 10, upon the exchange of any Notes and such failure continues for five Business Days following the scheduled settlement date for such exchange;

(d) the Issuer or any Guarantor fails to comply with Article 5;

(e) the Issuer fails to provide notice of any transaction described under Section 10.01(b);

(f) the Issuer fails to provide notice of the actual effective date of a Fundamental Change on a timely basis as required by Sections 3.01(b) or 10.01(c);

(g) the Issuer or the Company fails to perform or observe any other term, covenant or agreement in the Notes or this Indenture for a period of 60 calendar days after written notice of such failure is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(h) the failure to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of the Issuer, a Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an aggregate amount in excess of $25,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(i) a final judgment for the payment in excess of $25,000,000 (or its foreign currency equivalent), excluding any amounts covered by insurance, rendered against the Issuer, any Guarantor or any of the Issuer’s Subsidiaries that, taken together, would constitute a Significant Subsidiary, which judgment is not paid, discharged or stayed within 60 calendar days after (A) the date on which the right to appeal or petition for review thereof has expired if no such appeal or review has commenced, or (B) the date on which all rights to appeal or petition for review have been extinguished;

(j) except as permitted by the Indenture, any Guarantee of any Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of such Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(k) the Issuer, a Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) takes any comparable action under any foreign laws relating to insolvency; or

(l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer, a Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Issuer, a Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for any substantial part of its property;

(iii) orders the winding up or liquidation of the Issuer, a Guarantor or any of their respective Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(iv) grants any similar relief under any foreign laws;

and the order, decree or similar relief remains unstayed and in effect for 60 consecutive days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

The Issuer shall deliver notice in writing to the Trustee, within 30 calendar days of becoming aware of the occurrence of any Event of Default or Default (if continuing), in each case, known to the Issuer, setting forth the details of such Event of Default or Default, its status and the action that the Issuer proposes to take with respect thereto.

Section 6.02. Acceleration.

If an Event of Default specified in Section 6.01(k) or (l) with respect to the Issuer or any Guarantor occurs, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holders. If an Event of Default (other than an Event of Default specified in Section 6.01(k) or (l) with respect to the Issuer or any Guarantor) occurs and is continuing, the Trustee by notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer and the Trustee, may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. Thereupon, the Trustee may proceed to protect and enforce the rights of Holders by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration if:

(a) the Issuer or, if applicable, any Guarantor has paid (or deposited with the Trustee a sum sufficient to pay):

(i) all overdue interest on all Notes;

(ii) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration;

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest; and

(iv) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default, other than the non-payment of the principal amount of the Notes and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived; and

(c) such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission and annulment shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of all Holders, waive any past Default or Event of Default under this Indenture and its consequences, except:

(a) the Issuer’s failure to pay principal of or interest on any Notes when due;

(b) the Issuer’s failure to exchange any Notes into cash, shares of Company Common Stock or a combination of cash and shares of Company Common Stock, as the case may be, pursuant to the terms of this Indenture;

(c) the Issuer’s failure to pay the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date in connection with a Holder exercising its repurchase rights; or

(d) the Issuer’s failure to comply with any of the provisions of this Indenture that under Section 9.02 cannot be amended without the consent of each Holder affected.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05. Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of any proceedings for any remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnity or security reasonably satisfactory to it in its sole discretion against all losses, liabilities, and expenses caused by taking or not taking such action.

Section 6.06. Limitation on Suits.

No Holder may pursue any remedy under this Indenture, except in the case of a default in the payment of principal or interest on the Notes, unless:

(a) such Holder has given the Trustee written notice of an Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy, and offered to the Trustee security or indemnity satisfactory to it against any cost, liability or expense of the Trustee;

(c) the Trustee fails to comply with such request within 90 calendar days after receipt of such request and the offer of indemnity; and

(d) during such 90 calendar day period, the Trustee has not received an inconsistent direction from the Holders of a majority in aggregate principal amount of the outstanding Notes.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee shall not have any affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal (including payments pursuant to the required repurchase provisions of the Notes) of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes or in the event of repurchase, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. In addition, notwithstanding any other provision of this Indenture, the right of any Holder to enforce its rights of exchange in accordance with the provisions of Article 10, on or after the applicable date for settlement of the Issuer’s Exchange Obligation, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or, if applicable, any Guarantor for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, its Subsidiaries, any Guarantor or their respective creditors or property and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Section 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under this Indenture;

SECOND: to Holders for amounts due and unpaid on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest, ratably without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including payments pursuant to the required repurchase provisions of the Notes) and interest or in respect of any Exchange Obligation of the Issuer, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least fifteen calendar days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Sections 6.06 and 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

Section 6.12. Failure to Comply with Reporting Covenant.

Notwithstanding anything to the contrary in this Indenture, if the Issuer so elects, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in described in Section 4.03(a) hereof , shall, at the Issuer’s option, for the 365 calendar days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.25% of the principal amount of the Notes (“Reporting Additional Interest”). Reporting Additional Interest shall be additional to any Rule 144 Additional Interest and shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. In the event the Issuer does not elect to pay the Reporting Additional Interest upon an Event of Default in accordance with this Section 6.12, the Notes shall be subject to acceleration as provided in Section 6.02. Notwithstanding anything to the contrary, in no event shall the aggregate of any Reporting Additional Interest and any Rule 144 Additional Interest for any period exceed 0.50% per annum of the principal amount of the Notes in respect of such period, regardless of the number of events or circumstances giving rise to the requirement to pay any such Reporting Additional Interest and any Rule 144 Additional Interest. Reporting Additional Interest shall accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations in this Indenture first occurs to, but not including, the 365th day (or such earlier date on which the Event of Default is cured or waived). On such 365th day if such Event of Default is continuing, such Reporting Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02 above. This Section 6.12 will not affect the rights of Holders in the event of the occurrence of any other Event of Default.

ARTICLE 7

TRUSTEE

Section 7.01. Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need only perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates and opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(i) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(j) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action.

(k) Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent Officer).

(l) The permissive rights of the Trustee set forth in this Indenture shall not be construed as duties.

(m) The Trustee shall be permitted to engage in other transactions with the Issuer or the Company; provided that if the Trustee acquires any conflicting interest, it must eliminate such conflict or resign pursuant to this Article 7.

(n) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) the Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee. Any Exchange Agent, Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.11.

Section 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

Section 7.05. Notice of Defaults.

(a) The Trustee shall not be deemed to have notice of any Default or Event of Default, unless a Responsible Officer has received written notice thereof at its Corporate Trust Office, and such notice references this Indenture. No duty imposed upon the Trustee in this Indenture shall be applicable with respect to any Default or Event of Default of which the Trustee is not deemed to have notice.

(b) If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail by first class mail to each Holder at the address set forth in the Register written notice of the Default or Event of Default within 90 calendar days after it becomes aware of the occurrence of such Default or Event of Default, unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal or interest on any Notes or a Default in the failure to deliver the consideration due upon exchange, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06. [Reserved.]

Section 7.07. Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. Each of the Issuer and any Guarantor, jointly and severally, shall indemnify the Trustee, and hold it harmless, against any and all loss, liability, claim (whether asserted by the Issuer, the Holder or any other person) or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the offer and sale of the Notes or the acceptance or administration of this trust and the performance of its duties or powers hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. Notwithstanding any of the foregoing, the Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct and negligence. The Issuer and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any liquidated damages on particular Notes.

The obligations of the Issuer and the Guarantors pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6.01(k) or (l) with respect to the Issuer the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 7.08. [Reserved.]

Section 7.09. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee is removed by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if the Trustee resigns, is removed by the Issuer or a vacancy otherwise exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 90 calendar days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction (at the expense of the Issuer) for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s and the Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.10. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.11. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of Trust Indenture Act § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Trust Indenture Act § 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer or the Guarantors are outstanding if the requirements for such exclusion set forth in Trust Indenture Act § 310(b)(1) are met.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01. Discharge of Liability on Notes.

(a) This Indenture shall, subject to Section 8.01(b), cease to be of further effect if:

(i) the Issuer (A) delivers all outstanding Notes (other than Notes replaced pursuant to Section 2.09) to the Trustee for cancellation or (B) (x) deposits with the Trustee or the Paying Agent after such Notes have become due and payable, whether at stated maturity, upon exchange, or on any Fundamental Change Repurchase Date, cash (including any cash in lieu of fractional shares in connection with the exchange) and (y) in the case of an exchange for which a Physical Settlement or Combination Settlement applies, delivers to the exchanging Holders shares of Company Common Stock issuable upon exchange, in each case calculated in accordance with this Indenture sufficient to satisfy all obligations due on all outstanding Notes and pays all other sums payable under this Indenture; and

(ii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Notwithstanding Section 8.01(a), the obligations of the Issuer and the Guarantors, as applicable, in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.10, 7.07 and in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Issuer and the Guarantors, as applicable, in Sections 7.07, 8.03 and 8.04 shall survive such satisfaction and discharge.

Section 8.02. Application of Trust Money.

The Trustee shall hold in trust money or other property due in respect of exchanged Notes or payments due under this Article 8 deposited with it pursuant to this Article 8. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes due in respect of exchanged Notes, in accordance with this Indenture in relation to the exchange of Notes pursuant to the terms hereof.

Section 8.03. Repayment to Issuer.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest and any shares of Company Common Stock or other property due in respect of exchanged Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Issuer for payment as general creditors.

Section 8.04. Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or to deliver any other property due in respect of exchanged Notes or other payments due in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and Guarantors’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or other property due in respect of exchanged Notes or other payments due in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01. Without Consent of Holders.

This Indenture (including the terms and conditions of the Notes) and the Notes may be modified or amended by the Issuer, the Guarantors and the Trustee, without the consent of the Holders, to, among other things:

(a) provide for exchange rights of Holders and the Issuer’s repurchase obligations in connection with a Fundamental Change and/or in the event of any events described under Section 10.05;

(b) secure the Notes;

(c) provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the event of a merger or consolidation, or sale, conveyance, transfer or lease of all or substantially all of the Issuer’s or any Guarantor’s assets as set forth in Article 5;

(d) provide for the Notes becoming exchangeable into Reference Property in accordance with this Indenture;

(e) surrender any right or power conferred upon the Issuer;

(f) add to the Issuer’s covenants for the benefit of the Holders;

(g) cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture;

(h) to conform the provisions of this Indenture to the description of the Notes contained in the Original Offering Memorandum, and as provided to the Trustee in an Officer’s Certificate;

(i) make any provision with respect to matters or questions arising under this Indenture that the Issuer may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture; provided that such change or modification does not adversely affect the interests of the Holders in any respect;

(j) increase the Exchange Rate as provided herein;

(k) irrevocably elect or eliminate one or more Settlement Methods to the extent such Settlement Method is available under this Indenture, or, in the case of Combination Settlement, irrevocably elect a Specified Dollar Amount;

(l) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(m) add guarantees of obligations under the Notes; and

(n) provide for a successor Trustee.

After a modification or amendment under this Section 9.01 becomes effective, the Issuer shall deliver to Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of the modification or amendment under this Section 9.01.

Section 9.02. With Consent of Holders.

This Indenture (including the terms and conditions of the Notes) may not be modified or amended without the written consent or the affirmative vote of the Holder of each Note affected by such change to:

(a) change the Maturity Date of any Notes;

(b) reduce the rate or extend the time for payment of interest on any Notes;

(c) reduce the principal amount of any Notes;

(d) impair the right of a Holder to receive payment with respect to any Notes or institute suit for payment of any Notes;

(e) change the currency in which any Note is payable;

(f) change the Issuer’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders;

(g) affect the right of a Holder to exchange any Notes into cash, shares of Company Common Stock or a combination of cash and shares of Company Common Stock, as the case may be, or reduce the number of shares of Company Common Stock or amount of property, including cash, receivable upon exchange pursuant to the terms of this Indenture;

(h) reduce the percentage of the Notes required for consent to any modification or waiver of this Indenture that does not require the consent of each affected Holder; or

(i) other than in accordance with the provisions of this Indenture, eliminate any obligation of any Guarantor under the Notes or the Indenture.

Except as otherwise provided in this Section 9.02, this Indenture (including the terms and conditions of the Notes) and the Notes may be modified or amended, with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer). The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed modification or amendment. Any consent under this Section 9.02 is sufficient if such consent approves the substance of the proposed modification or amendment.

After a modification or amendment under this Section 9.02 becomes effective, the Issuer shall provide to Holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all Holders, or any defect in the notice, shall not impair or affect the validity of the modification or amendment under this Section 9.02.

Section 9.03. [Reserved.]

Section 9.04. Revocation and Effect of Consents and Waivers.

A consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Issuer or the Trustee and (ii) such amendment or waiver has been executed by the Issuer, the Guarantors and the Trustee.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

Section 9.05. Notation on or Exchange of Notes.

If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

Section 9.06. Trustee to Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be provided with, and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms (which Officer’s Certificate and Opinion of Counsel may contain customary exceptions and qualifications).

ARTICLE 10

EXCHANGE OF NOTES

Section 10.01. Right to Exchange.

Upon compliance with the provisions of this Article 10, a Holder may exchange, at such Holder’s option, all or part of its Notes, in multiples of $1,000, based on the Exchange Rate (the “Exchange Obligation”), subject to the Exchange Share Cap and the Aggregate Share Cap as set forth in Section 10.01(e) and Section 10.02. Prior to the close of business on the Business Day immediately preceding June 1, 2020, Holders shall have the right to exchange their Notes only under the circumstances described in clauses (a) through (d) below. On or after June 1, 2020, a Holder may surrender its Notes for exchange at any time on or prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date without regard to the conditions in clauses (a) through (d) below. In no event may Notes be surrendered for exchange after the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(a) Exchange Based on Company Common Stock Price. Notes may be surrendered for exchange on any date during any fiscal quarter beginning after December 29, 2013 (and only during such fiscal quarter) if the Closing Sale Price of the Company Common Stock was more than 130% of the then current Exchange Price for at least 20 Trading Days (whether or not consecutive) in the period of the 30 consecutive Trading Days ending on the last Trading Day of the previous fiscal quarter.

(b) Exchange Upon Specified Corporate Transactions. If the Company:

(i) distributes to all or substantially all holders of its Company Common Stock rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them to purchase, for a period of 45 calendar days or less from the declaration date for such distribution, shares of Company Common Stock at a price per share less than the average Closing Sale Price of Company Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution; or

(ii) makes a distribution to all or substantially all holders of its Company Common Stock cash, other assets, securities or rights to purchase securities of the Company (other than pursuant to a stockholders rights plan), which distribution has a per share value exceeding 10% of the Closing Sale Price of the Company Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Issuer shall notify all Holders at least 55 Scheduled Trading Days prior to the Ex-Date for any such distribution by notice in writing. Once the Issuer has given such notice, a Holder may surrender all or a portion of its Notes for exchange at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Date or the Issuer’s public announcement that such distribution shall not take place. A Holder may not exchange any of its Notes based on this Section 10.01(b) if as a result of holding its Notes such Holder shall otherwise participate in the distribution, without exchanging the Notes, at the same time and on the same terms as holders of the Company Common Stock as if such Holder held a number of shares of Company Common Stock equal to the Exchange Rate on the Record Date of such distribution for each $1,000 principal amount of Notes held by such Holder (calculated on an aggregate basis per Holder).

(c) Exchange Upon a Fundamental Change. If (1) the Company is a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of the Company’s property and assets that does not constitute a Fundamental Change or a Make-Whole Fundamental Change, in each case, pursuant to which the Company Common Stock would be converted into Reference Property or (2) a Fundamental Change or a Make-Whole Fundamental Change occurs, the Issuer shall notify each Holder, the Trustee and the Exchange Agent (if other than the Trustee) no later than 2 Business Days following the actual effective date of such transaction or event by notice in writing. In any such case, each Holder will have the right to exchange its Notes at any time beginning on the actual effective date of the transaction or event (or, if later, the Business Day after the Issuer gives notice of such transaction or event) to, and including the earlier of (x) the date which is 30 Trading Days after the date that is the actual effective date of such transaction or event or, in the case of any transaction or event described above that also constitutes a Fundamental Change, the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date and (y) the second scheduled Trading Day immediately preceding the Maturity Date. If any Holder has submitted any or all of its Notes for repurchase in connection with a Fundamental Change, unless such Holder has withdrawn such Notes in a timely fashion, its exchange rights on the Notes so subject to repurchase will expire at the close of business on the Business Day preceding the Fundamental Change Repurchase Date, unless the Issuer defaults in the payment of the Fundamental Change Repurchase Price. If any Holder has submitted any Notes for repurchase, such Notes may be exchanged only if such Holder timely submits a withdrawal notice and, if the Notes submitted are issued in book-entry form, such Holder complies with appropriate Depositary procedures.

(d) Exchange Upon Satisfaction of Trading Price Condition. Notes may be surrendered for exchange during the five consecutive Business Day period following any ten consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(d), for each Trading Day of such ten Trading Day period was less than 98% of the product of the Closing Sale Price of the Company Common Stock for each Trading Day during such ten Trading Day period and the then current Exchange Rate. The Trustee shall determine the Trading Price per $1,000 principal amount of Notes upon the Issuer’s written request. The Issuer shall have no obligation to make such request unless a Holder requests that the Issuer do so. Once a Holder makes such a request, the Issuer shall instruct the Trustee in writing to determine the Trading Price per $1,000 principal amount of Notes for each Trading Day until the minimum Trading Price threshold is exceeded. If the Issuer does not so instruct the Trustee to obtain bids when required, or if the Trustee does not obtain bids when directed by the Issuer, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Closing Sale Price of the Company Common Stock and the applicable Exchange Rate on each Trading Day such failure occurs.

(e) Aggregate Share Cap and Exchange Share Cap. Unless and until the Company obtains stockholder approval to issue more than 19.99% of the Company Common Stock outstanding at the time the Notes are initially issued (the “Aggregate Share Cap”) upon exchange of the Notes in accordance with the listing standards of the NYSE, the number of shares of Company Common Stock deliverable upon exchange will be subject to an Exchange Share Cap. Any shares of Company Common Stock otherwise deliverable upon exchange will be subject to the Exchange Share Cap and the Aggregate Share Cap, which may result in the value deliverable upon exchange being less than the Settlement Amount as calculated under Section 10.02.

The “Exchange Share Cap” for each $1,000 principal amount of Notes exchanged equals the quotient of (x) the Aggregate Share Cap and (y) the aggregate principal amount Notes (expressed in thousands) issued in this offering (including any

Notes issued pursuant to the Initial Purchasers’ option to purchase Additional Notes). The Exchange Share Cap will be rounded to the nearest ten-thousandth, with any one-hundred thousandths rounded downward. The Aggregate Share Cap will not be adjusted for any increase in the applicable Exchange Rate (except in the case of a share split or share combination of the Company Common Stock). The Exchange Share Cap and the Aggregate Share Cap will apply until either (x) the elimination of the Aggregate Share Cap is approved by the Company’s stockholders or (y) the Aggregate Share Cap is no longer required under the listing standards of the NYSE.

Section 10.02. Exchange Procedures; Settlement Upon Exchange; No Adjustment for Interest or Dividends; Cash Payments in Lieu of Fractional Shares.

(a) In order to exercise the exchange right with respect to any Notes in certificated form, a Holder must, prior to the deadline for such exchange specified in Section 10.01:

(i) complete and manually sign a notice of exchange in the form entitled “Form of Exchange Notice” attached to the reverse of such certificated Note (or a facsimile thereof) (a “Exchange Notice”);

(ii) deliver such Exchange Notice and the certificated Notes to be exchanged to the Exchange Agent at the office of the Exchange Agent;

(iii) to the extent any shares of Company Common Stock issuable upon exchange are to be issued in a name other than the Holder’s, furnish appropriate endorsements and transfer documents as may be required by the Exchange Agent;

(iv) if required pursuant to this Section 10.02(a), pay funds equal to interest (excluding any Additional Interest) payable on the next Interest Payment Date to which such Holder is not entitled; and

(v) if required pursuant to Section 10.02(g), pay all transfer or similar taxes, if any.

In order to exercise the exchange right with respect to any interest in a Global Note, a Holder must, prior to the deadline for such exchange specified in Section 10.01:

(i) exchange by book-entry transfer to the Exchange Agent through the facilities of the Depositary and the Exchange Notice must comply with all applicable Depositary procedures;

(ii) if required pursuant to this Section 10.02(a), pay funds equal to interest (excluding any Additional Interest) payable on the next Interest Payment Date to which such Holder is not entitled; and

(iii) if required pursuant to Section 10.02(g), pay all transfer or similar taxes, if any.

The date on which the Holder satisfies the foregoing requirements is the “Exchange Date.” The Notes shall be deemed to have been exchanged immediately prior to the close of business on the Exchange Date; provided, however, that the Person in whose name any shares of the Company Common Stock shall be issuable upon such exchange shall become the holder of record of such shares as of the close of business on the Exchange Date, in the case of Physical Settlement, or the last Trading Day of the relevant Exchange Period, in the case of Combination Settlement.

If a Holder exchanges any Notes after the close of business on the Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, the record Holder on such Regular Record Date (if other than such Holder) shall receive on the corresponding Interest Payment Date the full amount of interest accrued and unpaid on such Notes, notwithstanding such Holder’s exchange of those Notes prior to the Interest Payment Date. However, except as provided in the next sentence, at the time such Holder surrenders its Notes for exchange after the close of business on a Regular Record Date but prior to the open of business on the corresponding Interest Payment Date, such Holder must pay the Issuer an amount equal to the interest (excluding any Additional Interest) that has accrued and shall be paid on the Notes being exchanged on the corresponding Interest Payment Date. However, such Holder is not required to make such payment:

(i) if such Holder exchanges its Notes following the close of business on the Regular Record Date immediately preceding the Maturity Date;

(ii) if such Holder exchanges its Notes in connection with a Fundamental Change and the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iii) to the extent of any overdue interest, if overdue interest exists at the time of exchange with respect to such Holder’s Notes.

Therefore, for the avoidance of doubt, all Record Holders of Notes on the Regular Record Date immediately preceding the Maturity Date and any Fundamental Change Repurchase Date described in (i), (ii) and (iii) above will receive the full interest payment due on the Maturity Date or other applicable interest payment date regardless of whether their Notes have been exchanged following such Regular Record Date.

If a Holder has already delivered a Fundamental Change Repurchase Notice pursuant to Section 3.01 with respect to a Note, such Holder may not surrender that Note for exchange until such Holder has validly withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.02, except as to a portion of such Note that is not subject to such Fundamental Change Repurchase Notice.

(b) Subject to this Section 10.02, Section 10.03 and Section 10.05, upon exchange of any Note, the Issuer may, at its election, pay or deliver, as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged either solely cash (“Cash Settlement”), solely shares of Company Common Stock (other than cash in lieu of any fractional shares) (“Physical Settlement”) or a combination of cash and shares of Company Common Stock (“Combination Settlement”), as set forth in this Section 10.02(b).

All exchanges occurring on or after June 1, 2020 shall be settled using the same Settlement Method. Prior to June 1, 2020, the Issuer shall use the same Settlement Method for all exchanges occurring on the same Exchange Date, but the Issuer shall not have any obligation to use the same Settlement Method with respect to exchanges that occur on different Exchange Dates. If the Issuer elects a Settlement Method, the Issuer shall notify Holders so exchanging of such Settlement Method through the Trustee, no later than the close of business on the Scheduled Trading Day immediately following the related Exchange Date (or, in the case of any exchanges occurring on or after June 1, 2020, no later than the close of business on the Scheduled Trading Day immediately preceding June 1, 2020). If the Issuer does not timely elect a Settlement Method, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Issuer shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. If the Issuer elects Combination Settlement but does not timely notify exchanging Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount will be deemed to be $1,000.

In addition, unless and until the Company obtains stockholder approval to issue Company Common Stock in excess of the Aggregate Share Cap upon exchange of the Notes in accordance with the listing standards of the NYSE, (x) the Issuer shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000 and (y) the number of shares of Company Common Stock deliverable upon exchange, if any, will be subject to the Aggregate Share Cap and the Exchange Share Cap.

The cash, shares of Company Common Stock or combination of cash and shares of Company Common Stock in respect of any exchange of Notes (the “Settlement Amount”) shall be computed as follows:

(i) if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Issuer shall deliver to exchanging Holders in respect of each $1,000 principal amount of Notes being exchanged a number of shares of Company Common Stock equal to the Exchange Rate in effect on the Exchange Date (and cash in lieu of any fractional share as described in Section 10.02(i));

(ii) if the Issuer elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Issuer shall pay to exchanging Holders in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 50 consecutive Trading Days in the relevant Exchange Period; and

(iii) if the Issuer elects (or is required to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Issuer shall pay or deliver, as the case may be, to exchanging Holders in respect of each $1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 50 consecutive Trading Days in the relevant Exchange Period (and cash in lieu of any fractional share as described in Section 10.02(i)), subject to the Exchange Share Cap.

(c) Except as described under Section 10.03, Section 10.04 and Section 10.05, if Cash Settlement or Combination Settlement is applicable, the Issuer shall pay and/or deliver the consideration due upon exchange on the third Business Day immediately following the final Trading Day of the related Exchange Period. If Physical Settlement is applicable, the Issuer shall deliver the consideration due upon exchange on the third Business Day immediately following the related Exchange Date (except as otherwise provided in Section 10.04); provided, that, with respect to any Exchange Date with respect to which Physical Settlement applies occurring after August 15, 2020, settlement will occur on the Maturity Date.

(d) If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes, if any, that shall be payable upon exchange shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(e) In case any certificated Note shall be surrendered for partial exchange, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the certificated Note so surrendered, without charge to such Holder, a new certificated Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered certificated Note.

(f) Upon the exchange of an interest in a Global Note, the Trustee and the Depositary shall reduce the principal amount of such Global Note in their records.

(g) The issue of stock certificates on exchanges of Notes shall be made without charge to the exchanging Holder of Notes for any taxes or duties in respect of the issue thereof. The Issuer shall not, however, be required to pay any such tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes exchanged, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or duty or shall have established to the satisfaction of the Issuer that such tax has been paid.

(h) Except as provided in Section 10.02(a), upon exchange, Holders shall not receive any separate cash payment of accrued and unpaid interest on the Notes. Accrued and unpaid interest (excluding any Additional Interest) to the Exchange Date shall be deemed to be paid in full with the payment or delivery, as the case may be, of the cash, Company Common Stock or a combination thereof, upon exchange, rather than cancelled, extinguished or forfeited. With respect to any exchange with Combination Settlement, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange.

(i) The Company shall not issue fractional shares of Company Common Stock upon exchange of the Notes. If any fractional shares of Company Common Stock would be issuable upon the exchange of any Note or Notes, the Issuer shall instead pay cash in lieu of fractional shares based on the Closing Sale Price of the Company Common Stock on the relevant Exchange Date, in the case of Physical Settlement, or on the final Trading Day of the relevant Exchange Period, in the case of Combination Settlement.

(j) Except as described under Section 10.04, the Issuer shall not make any payment or other adjustment for dividends on any Company Common Stock issued upon exchange of the Notes.

(k) The Issuer shall inform the Trustee upon its request if the Notes have become exchangeable under Section 10.01(a).

Section 10.03. Adjustment to Exchange Rate Upon a Make-Whole Fundamental Change.

If and only to the extent a Holder elects to exchange its Notes in connection with a Fundamental Change described in the definition of Fundamental Change (a “Make-Whole Fundamental Change”) (determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the Majority Ownership Exception), the Exchange Rate shall be increased by an additional number of shares of Company Common Stock (the “Additional Shares”).

The number of Additional Shares shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change becomes effective (the “Make-Whole Effective Date”) and the price paid (or deemed paid) per share (the “Stock Price”) for the Company Common Stock in such Make-Whole Fundamental Change. If holders of Company Common Stock receive only cash in any transaction described in clause (2) of the definition of Fundamental Change, the Stock Price will be the cash amount paid per share. Otherwise, the Stock Price will be equal to the average of the Closing Sale Prices of the Company Common Stock on the five Trading Days prior to, but excluding, the Make-Whole Effective Date of such Make-Whole Fundamental Change. The Issuer shall notify Holders of the Make-Whole Effective Date of any Make-Whole Fundamental Change no later than the second Business Day immediately following such Make-Whole Effective Date.

An exchange of the Notes by a Holder shall be deemed for purposes of this Section 10.03 to be “in connection with” a Make-Whole Fundamental Change only if the Exchange Date occurs on or following the Make-Whole Effective Date of the Make-Whole Fundamental Change but before the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (as specified in the Fundamental Change Company Notice) (or, in the case of a Make-Whole

Fundamental Change that would have been a Fundamental Change but for the Majority Ownership Exception, the 30th Trading Day immediately following the effective date of such Make-Whole Fundamental Change).

Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change, the Issuer shall, at its option, satisfy its Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement, as described under Section 10.02(b). However, if the consideration received by holders of the Company Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, for any exchange of Notes following the Make-Whole Effective Date of such Make-Whole Fundamental Change, the Settlement Amount will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment as described in this Section 10.03), multiplied by such Stock Price. In such event, the Issuer shall satisfy its Exchange Obligation by paying cash to exchanging Holders on the third Business Day immediately following the Exchange Date.

The number of Additional Shares set forth in the table below shall be adjusted in the same manner as and at the same time as the Exchange Rate of the Notes is adjusted pursuant to Section 10.04. The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be simultaneously adjusted to equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Exchange Rate immediately prior to the adjustment and the denominator of which shall be the Exchange Rate as so adjusted.

The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased upon exchange in connection with a Make-Whole Fundamental Change:

	Stock Price
Effective Date	$10.67	$12.50	$13.87	$15.00	$17.50	$20.00	$25.00	$30.00	$40.00	$50.00	$60.00
August 26, 2013	21.6278	16.0108	13.0251	11.0979	7.9788	5.8874	3.3716	2.0025	0.7062	0.1994	0.0142
September 1, 2014	21.6278	15.4188	12.4164	10.4935	7.4159	5.3839	2.9899	1.7222	0.5626	0.1326	0.0002
September 1, 2015	21.6278	14.7844	11.7494	9.8250	6.7882	4.8234	2.5716	1.4216	0.4168	0.0710	0.0000
September 1, 2016	21.6278	14.2116	11.0945	9.1440	6.1238	4.2239	2.1285	1.1121	0.2787	0.0220	0.0000
September 1, 2017	21.6278	13.6732	10.4012	8.3909	5.3627	3.5356	1.6360	0.7855	0.1509	0.0000	0.0000
September 1, 2018	21.6278	12.9493	9.4291	7.3283	4.3066	2.6139	1.0351	0.4268	0.0407	0.0000	0.0000
September 1, 2019	21.6278	11.5521	7.6117	5.3987	2.5387	1.2178	0.3112	0.0871	0.0000	0.0000	0.0000
September 1, 2020	21.6278	7.9071	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that the exact Stock Price and Make-Whole Effective Date may not be set forth on the table, in which case, if the Stock Price is:

(1) between two Stock Prices on the table or the Make-Whole Effective Date is between two Make-Whole Effective Dates on the table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Effective Dates, as applicable, based on a 365-day year;

(2) greater than $60.00 per share (subject to adjustment in the same manner and at the same time as the Stock Prices in the table above), the Exchange Rate will not be increased; or

(3) less than $10.67 per share (subject to adjustment in the same manner and at the same time as the Stock Prices in the table above), the Exchange Rate will not be increased.

Notwithstanding the foregoing, in no event shall the total number of shares of Company Common Stock issuable upon exchange per $1,000 principal amount of Notes exceed the lesser of (x) 93.7207 shares, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 10.04, or (y) the Exchange Share Cap for so long as it applies.

Section 10.04. Adjustment of Exchange Rate.

The Issuer shall adjust the Exchange Rate for the following events:

(a) If the Company issues shares of Company Common Stock as a dividend or distribution on shares of Company Common Stock, or if the Company effects a share split or share combination with respect to its Company Common Stock, the Exchange Rate shall be adjusted based on the following formula:

where,

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution or the Effective Date of such share split or share combination, as the case may be;

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution or the Effective Date of such share split or share combination, as the case may be;

OS0	=	the number of shares of Company Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution or the Effective Date of such share split or share combination; and

OS1	=	the number of shares of Company Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, share split or share combination, as the case may be.

Any adjustment made under this clause (a) shall become effective immediately after the open of business on such Ex-Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of its Company Common Stock any rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the declaration date for such distribution, shares of the Company Common Stock at a price per share less than the average Closing Sale Price of the Company Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution, the Exchange Rate shall be increased based on the following formula:

where

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Date for such distribution;

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

OS0	=	the number of shares of the Company Common Stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;

X	=	the total number of shares of the Company Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of the Company Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average Closing Sale Price of the Company Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution.

Any increase made under this clause (b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent that shares of the Company Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Company Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Ex-Date for such distribution had not occurred.

For purposes of this clause (b) and Section 10.01(b)(1) above, in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Company Common Stock at a price per share less than such average Closing Sale Price for the ten consecutive Trading Days immediately preceding, but excluding, the declaration date for such distribution, and in determining the aggregate offering price of such shares of the Company Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof.

(c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness or other of its securities, assets or property to all or substantially all holders of Company Common Stock, excluding:

(i) dividends or distributions described in clause (a) or (b) above;

(ii) dividends or distributions paid exclusively in cash described in clause (d) below;

(iii) Spin-Offs described below in the third paragraph of this clause (c); and

(iv) distributions of Reference Property in a transaction described in Section 10.05,

then the Exchange Rate shall be increased based on the following formula:

where,

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Date for such distribution;

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

SP0	=	the average Closing Sale Price of the Company Common Stock over the ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Board of Directors or a committee thereof) of the shares of Capital Stock, evidences of Indebtedness, securities, assets or property distributed with respect to each outstanding share of the Company Common Stock immediately prior to the open of business on the Ex-Date for such distribution.

Any increase made under the portion of this clause (c) above shall become effective immediately after the open of business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “FMV” is less than $1.00, in lieu of the foregoing increase, provision should be made for each Holder to receive upon exchange, in respect of each $1,000 principal amount thereof, the amount and kind of the Capital Stock, evidences of the Company’s Indebtedness, or other securities assets or property of the Company that such Holder would have received as if such Holder owned a number of shares of Company Common Stock equal to the Exchange Rate in effect on the Ex-Date for the distribution.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Company Common Stock in shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:

where,

ER1	=	Exchange Rate in effect immediately after the open of business on the Ex-Date for the Spin-Off;

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for the Spin-Off;

FMV	=	the average Closing Sale Price of the Capital Stock or similar equity interest distributed to holders of the Company Common Stock applicable to one share of the Company Common Stock for the ten consecutive Trading Days immediately following the Ex-Date for such Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Closing Sale Prices of the Company Common Stock over the Valuation Period.

Any adjustment to the Exchange Rate under the preceding paragraph of this clause (c) shall be made immediately after the close of business on the last day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Date for the Spin-Off. Because the Issuer will make the adjustment to the Exchange Rate at the end of the Valuation Period with retroactive effect, the Issuer shall delay the settlement of any Notes where the Exchange Date (in the case of Physical Settlement) or the final day of the related Exchange Period (in the case of Cash Settlement or Combination Settlement) occurs during the Valuation Period. In such event, the Issuer shall pay or deliver, as the case may be, any cash, shares of the Company Common Stock or a combination thereof representing our exchange obligation due upon exchange (based on the adjusted Exchange Rate as described above) on the third Business Day immediately following the last Trading Day of the Valuation Period. The Person in whose name the certificate for any shares of Company Common Stock delivered upon exchange is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the Valuation Period. If any distribution of the type described in this Section 10.04(c) is declared but not so made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to make such distribution, to the Exchange Rate that would then be in effect if such distribution had not been declared.

(d) If the Company pays any cash dividends or distributions exclusively in cash to all or substantially all holders of its Company Common Stock (other than dividends or distributions made in connection with the Company’s liquidation, dissolution or winding-up), the Exchange Rate shall be increased based on the following formula:

where,

ER1	=	the Exchange Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution;

ER0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Date for such dividend or distribution;

SP0	=	the average Closing Sale Price of the Company Common Stock for the ten consecutive Trading Days immediately preceding, but excluding, the Ex-Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of the Company Common Stock.

Any increase made under this clause (d) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Directors, or a committee thereof, determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference between “SP0” and “C” is less than $1.00, in lieu of the foregoing increase, provision should be made for each Holder to receive upon exchange, in respect of each $1,000 principal amount thereof, the amount of cash that such Holder would have received as if such Holder owned a number of shares of the Company Common Stock equal to the Exchange Rate in effect on the Ex-Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries, including the Issuer, makes a payment in respect of a tender offer or exchange offer for the Company Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Company Common Stock exceeds the Closing Sale Price of the Company Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:

where,

ER1	=	the Exchange Rate in effect immediately after the close of business on the Trading Day immediately following the Expiration Date;

ER0	=	the Exchange Rate in effect immediately prior to the close of business on the Trading Day immediately following the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

SP1	=	the average Closing Sale Price of the Company Common Stock for the ten consecutive Trading Days next succeeding the Expiration Date (the “Averaging Period”);

OS1	=	the number of shares of the Company Common Stock outstanding immediately after the close of business on the Expiration Date (after giving effect to such tender offer or exchange offer); and

OS0	=	the number of shares of the Company Common Stock outstanding immediately prior to the close of business on the Expiration Date (prior to giving effect to such tender offer or exchange offer).

Any adjustment to the Exchange Rate under this clause (e) shall be made immediately after the close of business on the last day of the Averaging Period, but shall be given effect as of the open of business on the Trading Day immediately following the Expiration Date. Because the Issuer will make the adjustment to the Exchange Rate at the end of the Valuation Period with retroactive effect, the Issuer shall delay the settlement of any Notes where the Exchange Date (in the case of Physical Settlement) or the final day of the related Exchange Period (in the case of Cash Settlement or Combination Settlement) occurs during the related Averaging Period. In such event, the Issuer will pay or deliver, as the case may be, the cash, shares of Company Common Stock or a combination of cash and of shares of Company Common Stock, if any, on the third Business Day immediately following the last day of the Averaging Period, and the Person in whose name the certificate for any shares of Company Common Stock delivered upon exchange is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the Averaging Period.

(f) To the extent that any stockholders rights plan adopted by the Company is in effect upon exchange of the Notes, Holders will receive, in addition to any Company Common Stock due upon exchange, the rights under the applicable rights agreement. However, if, prior to any exchange, the rights have separated from the shares of the Company Common Stock in accordance with the provisions of the applicable stockholders rights plan, the Exchange Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Company Common Stock, shares of Capital Stock, evidences of Indebtedness, securities, assets or property as described in clause (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g) Notwithstanding the foregoing, if an Exchange Rate adjustment becomes effective on any Ex-Date as described in this Section 10.04, and a Holder that has exchanged its Notes on or after such Ex-Date and on or prior to the related Record Date would be treated as the record holder of the shares of the Company Common Stock as of the related Exchange Date as described under Section 10.02(b) based on an adjusted Exchange Rate for such Ex-Date, then, notwithstanding the foregoing Exchange Rate adjustment provisions, such Exchange Rate adjustment relating to such Ex-Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of such shares of Company Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h) In addition, if a Holder exchanges a Note and

(i) Combination Settlement is applicable to such a Note;

(ii) the Record Date, Effective Date, or Expiration Date for any event that requires an adjustment to the Exchange Rate under any of Sections 10.04(a) through (e) occurs (x) on or after the first Trading Day (as defined pursuant to the proviso of the definition thereof) of the related Exchange Period and (y) on or prior to the last Trading Day (as defined pursuant to the proviso of the definition thereof) of such Exchange Period; and

(iii) the Daily Settlement Amount for any Trading Day (as defined pursuant to the proviso of the definition thereof) in such Exchange Period that occurs on or prior to such Record Date, Effective Date or Expiration Date (x) includes shares of Company Common Stock that do not entitle their holder to participate in such event and (y) is calculated based on an Exchange Rate that is not adjusted on account of such event;

then, on account of such exchange, the Issuer will, on such Record Date, Effective Date or Expiration Date, treat such Holder, as a result of having exchanged such Notes, as though it were the record holder of a number of shares of Company Common Stock equal to the total number of shares of Company Common Stock that:

(A) are deliverable as part of the Daily Settlement Amount (1) for a Trading Day (as defined pursuant to the proviso of the definition thereof) in such Exchange Period that occurs on or prior to such Record Date, Effective Date or Expiration Date and (2) is calculated based on an Exchange Rate that is not adjusted for such event; and

(B) if not for this Section 10.04(h) would not entitle such Holder to participate in such event.

(i) Adjustments to the Exchange Rate will be calculated to the nearest 1/10,000th of a share.

(j) Except as stated in this Section 10.04 and in Section 10.03, the Issuer shall not adjust the Exchange Rate for the issuances of shares of Company Common Stock or any securities convertible into or exchangeable for shares of Company Common Stock or rights to, purchase shares of Company Common Stock or such convertible or exchangeable securities.

(k) Without limiting the foregoing Section 10.04(j), no adjustment to the Exchange Rate need be made:

(i) upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any plan;

(ii) upon the issuance of any shares of Company Common Stock or options or rights to purchase shares of Company Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries (including the Issuer);

(iii) upon the issuance of any shares of Company Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date of this Indenture;

(iv) upon the issuance of any shares of Company Common Stock at a price below the Exchange Price;

(v) upon the repurchase of any shares of Company Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described under Section 10.04(e);

(vi) for a third-party tender offer by any Subsidiary of the Company as described under Section 10.04(e);

(vii) for a change in the par value of the Company Common Stock; or

(viii) for accrued and unpaid interest, if any.

(l) Notwithstanding anything to the contrary in this Section 10.04, the Exchange Rate shall not be adjusted pursuant to this Section 10.04 if as a result of holding the Notes the Holders shall otherwise participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Company Common Stock in any of the transactions that would otherwise give rise to adjustment pursuant to this Section 10.04 without exchange of such Holder’s Notes as if such Holder held a number of shares of Company Common Stock equal to the applicable Exchange Rate multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(m) No adjustment pursuant to this Section 10.04 is required to be made to the Exchange Rate unless such adjustment would require a change of at least 1% in the Exchange Rate then in effect at such time. However, any adjustments that are less than 1% of the Exchange Rate shall be carried forward and taken into account in any subsequent adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) with respect to any Notes surrendered for exchange for which the Issuer has elected Cash Settlement or Combination Settlement, on each Trading Day in the relevant Exchange Period and (ii) with respect to any Notes surrendered for exchange for which the Issuer has elected Physical Settlement, on the Exchange Date.

(n) In addition to those required by Sections 10.04(a) through (e), and subject to the listing standards of the NYSE (and the Aggregate Share Cap), the Issuer from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days. In addition, subject to the listing standards of the NYSE (and the Aggregate Share Cap), the Issuer may also (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of Company Common Stock or rights to purchase shares of Company Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(o) Whenever the Exchange Rate is adjusted as herein provided, the Issuer shall (i) file with the Trustee and with the Exchange Agent an Officer’s Certificate briefly stating the facts requiring the adjustment and the manner of computation and (ii) the Company shall notify the Holders of the Notes.

(p) For purposes of this Section 10.04, the number of shares of Company Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Company Common Stock. The Company shall not pay any dividend or make any distribution on shares of Company Common Stock held in the treasury of the Company.

(q) Whenever any provision of this Indenture requires the Issuer to calculate the Closing Sale Prices, the volume-weighted average price, the Daily Exchange Values or the Daily Settlement Amounts over, or based on, a span of multiple calendar days (including an Exchange Period, Valuation Period or Averaging Period), the Issuer shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Date of the event occurs, at any time during the period when the Closing Sale Prices, the volume-weighted average prices, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated.

Section 10.05. Effect of Reclassifications, Business Combinations, Asset Sales and Corporate Events.

In the case of:

(a) any recapitalization, reclassification or change of the Company Common Stock (other than changes in par value or to or from no par value or resulting from a subdivision or combination);

(b) any consolidation, merger or combination involving the Company;

(c) any sale, lease or other transfer to a third-party of all or substantially all of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(d) any statutory share exchange,

in each case, as a result of which the Company Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to exchange each $1,000 principal amount of Notes will be changed into a right to exchange such principal amount of Notes into, in lieu of Company Common Stock, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Company Common Stock equal to the Exchange Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction. Thereafter, references in this Indenture to Company Common Stock shall be deemed to apply mutatis mutandis to equivalent units of Reference Property, as nearly as is practical as determined in good faith by the Issuer. However, at and after the effective time of the transaction (i) the Issuer shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of the Notes as set forth under, and subject to, Section 10.02 above and (ii)(x) any amount otherwise payable in cash upon exchange of the Notes as set forth under Section 10.02 above will continue to be payable in cash, (y) the number of shares of the Company Common Stock, if any, otherwise deliverable upon exchange of the Notes as set forth under Section 10.02 above will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Company Common Stock would have received in such transaction and (z) the volume-weighted average price will be calculated based on the value of a unit of Reference Property that a holder of one share of Company Common Stock would have received in such transaction. If the transaction causes the Company Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will become exchangeable will be deemed to be the kind and amount of consideration actually received by holders of a majority of the Company Common Stock that voted for such an election (if electing between two types of consideration) or holders of a plurality of the Company Common Stock that voted for such an election (if electing between more than two types of consideration), as the case may be. If the holders of Company Common Stock receive only cash in such transaction, then for all exchanges that occur after the effective date of such transaction (i) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares as described under Section 10.03), multiplied by the Stock Price of Company Common Stock in such transaction and (ii) the Issuer shall satisfy the Exchange Obligation by paying cash to exchanging Holders on the third Business Day immediately following the Exchange Date.

Section 10.06. Certain Covenants.

(a) The Company shall, prior to the issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Company Common Stock or shares of Company Common Stock held in treasury, a sufficient number of shares of Company Common Stock, free of preemptive rights, to permit the exchange of the Notes.

(b) The Company covenants that all shares of Company Common Stock issued upon exchange of Notes shall be duly and validly issued and fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(c) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Company Common Stock upon the exchange of Notes, if any, and shall cause to have listed or quoted and shall keep listed or quoted all such shares of Company Common Stock on each U.S. national securities exchange or automatic quotation system or over-the-counter or other domestic market on which the Company Common Stock is then listed or quoted.

Section 10.07. Trustee Disclaimer.

The Trustee shall have no duty to determine when or if an adjustment or reclassification under this Article 10 should be made, how it should be made, what any such adjustment or reclassification should be or if any adjustment or reclassification has been performed properly. If any adjustment is made to an Exchange Rate the Trustee may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be fully protected in relying upon, the Officer’s Certificate delivered to the Trustee pursuant to Section 10.04(o) hereof. Unless and until the Trustee receives such Officer’s Certificate, the Trustee may assume without inquiry that the Exchange Rate has not been adjusted. The Trustee makes no representations as to the validity or value of any securities or assets issued upon exchange of the Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provision of this Article 10.

ARTICLE 11

GUARANTEES

Section 11.01. The Guarantees. Subject to the provisions of this Article 11, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior unsecured basis, to the Holders and to the Trustee the full and punctual payment (whether at stated maturity, by declaration of acceleration, upon required repurchase or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture.

Section 11.02. Guarantee Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Indenture or any Note;

(c) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;

(d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture; or

(f) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

Section 11.03. Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 11.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.

Section 11.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that such Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.

Section 11.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 11.07. Execution and Delivery of Guarantee. The execution by each Guarantor of this Indenture (or an amended or supplemental indenture as provided in Article 9) evidences the Note Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 11.08. Release of Guarantee. The Note Guarantee of a Guarantor will terminate upon defeasance or discharge of the Notes, as provided in Article 8 hereto.

Upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note Guarantee.

ARTICLE 12

MISCELLANEOUS

Section 12.01. [Reserved.]

Section 12.02. Notices.

Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

If to the Issuer:

Spansion LLC

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

Telephone: (408) 962-2500

Attn: Chief Financial Officer

With a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Fax: (650) 463-2600

Telephone: (650) 328-4600

Attn: Tad J. Freese, Esq.

If to the Trustee:

Wells Fargo Bank, National Association

707 Wilshire Blvd, 17th Floor

Los Angeles, CA 90017

Attention: Corporate Trust Services Administrator for Spansion LLC

Telecopier No.: (213) 614-3355

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication required to be mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Register of the Registrar, or, with respect to Global Notes, may be transmitted to the Depositary in accordance with its rules and procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 12.03. [Reserved.]

Section 12.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (except for the initial authentication of the Notes on the date hereof), the Issuer shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than the certificate provided for in Section 4.05) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 12.06. When Notes Disregarded.

In determining whether the Holders of the required principal amount of Notes have consented to a modification, amendment or waiver of the terms of this Indenture, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded (from both the numerator and denominator) and deemed not to be outstanding. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

Section 12.07. Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.08. Set-Off of Withholding Taxes.

If the Issuer is required by applicable law to pay, and pays, withholding tax on behalf of a Non-U.S. Holder as a result of an adjustment to the Exchange Rate, the Issuer may, at its option, set off or cause to be set off such withholding tax against any payments of cash or shares of Company Common Stock on the Notes (or, if such withholding tax has not previously been fully set off against such cash or shares, against any payments on the shares of Company Common Stock).

Section 12.09. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE

LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or the Guarantees may be brought in the courts of the State of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.10. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, manager, officer, employee, incorporator, stockholder, member or partner of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes or this Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.11. No Stockholder Rights.

Holders shall not have any rights as stockholders of the Company (including, without limitation, voting rights and rights to receive any dividends or other distributions on Company Common Stock).

Section 12.12. Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.13. Multiple Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.14. Table of Contents; Headings.

The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.15. Severability Clause.

In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 12.16. Calculations.

Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Closing Sale Price or volume-weighted average price of the Company Common Stock, Daily Settlement Amounts, Daily Exchange Values, the Exchange Share Cap, the Aggregate Share Cap, accrued interest payable on the Notes and the Exchange Rate and Exchange Price. The Issuer and its agents will make all these calculations in good faith and, absent manifest error, such calculations will be final and binding on Holders of the Notes. The Issuer shall provide a schedule of these calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and the Exchange Agent is entitled to rely upon the accuracy of the Issuer’s calculations without independent verification. The Trustee will forward these calculations to any Holder upon the written request of such Holder.

Section 12.17. No Adverse Interpretations of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.18. USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

SPANSION LLC as Issuer

By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President & CFO

[Signature page to the Indenture — Issuer]

SPANSION INC. as Guarantor

By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President & CFO

SPANSION TECHNOLOGY LLC as Guarantor

By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	CFO

[Signature page to the Indenture — Guarantors]

WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee

By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

[Signature page to the Indenture — Trustee]

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Note Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO SPANSION LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Note Legend]1

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY SHARES OF COMMON STOCK ISSUABLE UPON EXCHANGE OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO THE ISSUER, SPANSION INC. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES;

[1]

This Restricted Note Legend shall be deemed removed from the face of this Security without further action of the Company, the Trustee, or the holders of this Security at such time as the Company instructs the Trustee to remove such legend pursuant to Section 2.08(c) of the Indenture.

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;

(C) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES (INCLUDING ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES); AND (B) ON WHICH THE ISSUER HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE. PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSES (C) AND (D), THE ISSUER, SPANSION INC. AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS (WITH RESPECT TO CLAUSE (D) ONLY) OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No.

2.00% Senior Exchangeable Note due 2020

CUSIP No.: 84649P AK12

ISIN No.: US84649PAK12

SPANSION LLC, a Delaware limited liability company, promises to pay to [Cede & Co.]3, or registered assigns, the principal sum of [            ] Million Dollars ($        ) [or such lesser amount as is indicated in the books and records of the Trustee and DTC]4, on September 1, 2020, and to pay interest thereon from [                    ], or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 of each year, commencing March 1, 2014, at the rate of 2.00% per annum, until the principal hereof is paid or made available for payment or exchanged. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than 15 calendar days and not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture (as defined on the reverse hereof).

If any payment date hereunder is not a Business Day, payment may be made on the next succeeding Business Day, and no additional interest shall accrue thereon. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[2]

At such time as the Company notifies the Trustee to remove the legend (other than the first paragraph thereof) pursuant to Section 2.08(c) of the Indenture, the CUSIP number for this Security shall be deemed to be CUSIP No. 84649P AL9. Additional Notes issued pursuant to Section 2.01 of the Indenture may have different CUSIP numbers

[3]	Use bracketed language only if Global Note.
[4]	Use bracketed language only if Global Note.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of said State.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture (as defined on the reverse hereof) or be valid or obligatory for any purpose.

Dated:

SPANSION LLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WELLS FARGO BANK, NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

2.00% Senior Exchangeable Note due 2020

SPANSION LLC, a Delaware limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Issuer”), issued this Note under an Indenture dated as of August 26, 2013, (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Guarantors thereto, and Wells Fargo Bank, National Association, as Trustee, to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee, the Guarantors, the Issuer and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. Except as specifically provided in Section 1 hereof, all terms used in this Note which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

The payment of principal of, and premium, if any, and interest on the Notes and all other amounts under the Indenture is guaranteed by the Guarantors as provided in the Indenture.

1.	Further Provisions Relating to Interest

In certain circumstances described in the Indenture, the Issuer may be required to pay Reporting Additional Interest or Rule 144 Additional Interest. Except as otherwise specifically set forth, all references herein to “interest” include Defaulted Interest, if any, Rule 144 Additional Interest, if any, and Reporting Additional Interest, if any.

2.	Method of Payment

The Issuer shall pay interest on the Notes (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the February 15 and August 15 next preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

The Issuer shall pay interest on:

(i) any Global Notes to the Depositary in immediately available funds;

(ii) any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person in whose name such Notes are registered as it appears in the Register; and

(iii) any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant Interest Payment Date.

3.	Paying Agent, Registrar and Exchange Agent

Initially, Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States (the “Trustee”), shall act as Paying Agent, Registrar and Exchange Agent. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar or Exchange Agent without notice. The Company or any of its Wholly Owned Subsidiaries that is not a Foreign Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.	Sinking Fund

The Notes are not subject to any sinking fund.

5.	Repurchase of Notes at the Option of Holders

Upon the occurrence of a Fundamental Change, the Holder has the right to require the Issuer to repurchase all or part of such Holder’s Notes in a principal amount thereof that is equal to $1,000 in principal amount or multiples thereof on the Fundamental Change Repurchase Date at a price, payable in cash, equal to 100% of the principal amount of the Notes such Holder elects to require the Issuer to repurchase, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date. On or before the second Business Day after the occurrence of a Fundamental Change, the Issuer shall provide to all Holders of record on the date of the Fundamental Change at their addresses shown in the Register of the Registrar, the Trustee and the Paying Agent, a written notice of the occurrence of the Fundamental Change and the resulting repurchase right. Such notice shall state, among other things, the event causing the Fundamental Change and the procedures a Holder must follow to require the Issuer to repurchase such Holder’s Notes.

6.	Exchange

Subject to the provisions of the Indenture, the Holder hereof may exchange, during certain periods and upon the occurrence of certain conditions specified in the Indenture and prior to the second Scheduled Trading Day immediately preceding the Maturity Date, any Notes or portion thereof that is $1,000 or multiples thereof based on an Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture, upon satisfaction of the requirements set forth in the Indenture, including surrender of this Note, together with an exchange notice as provided in the Indenture and this Note, to the Issuer at the office of the Exchange Agent and, unless the shares issuable on exchange are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or by its duly authorized attorney. Upon exchange, the Issuer shall satisfy its Exchange Obligation in cash, shares of Company Common Stock or a combination of cash and shares of Company Common Stock, as the case may be, at the Issuer’s election, in accordance with, and subject to, the provisions of the Indenture, including the Aggregate Share Cap and the Exchange Share Cap for so long as such limitations shall apply. The initial Exchange Rate shall be 72.0929 shares of Company Common Stock per

$1,000 principal amount of Notes, subject to adjustment as provided in the Indenture. No fractional shares of Company Common Stock shall be issued upon any exchange, but an adjustment in cash shall be paid to the Holder, as provided in the Indenture, in respect of any fraction of a share that would otherwise be issuable upon the surrender of any Note or Notes for exchange. No adjustment shall be made for dividends or any shares issued upon exchange of such Note except as provided in the Indenture.

7.	Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

8.	Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

9.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest and any shares of Company Common Stock or other property due in respect of exchanged Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money and/or securities must look to the Issuer for payment as general creditors.

10.	Amendment Waiver

Subject to certain exceptions, the Indenture contains provisions permitting a modification or amendment of the Indenture or the Notes with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the then outstanding Notes and the waiver of any Event of Default (other than with respect to nonpayment, a failure to satisfy the Exchange Obligation or a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

In addition, the Indenture permits an amendment of the Indenture or the Notes without the consent of any Holder under circumstances specified in the Indenture. The Indenture also permits an amendment of the Indenture or the Notes only with the consent of any Holder affected thereby under circumstances specified in the Indenture.

11.	Defaults and Remedies

Except as specified in the Indenture, if an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or any Guarantor) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or any Guarantor occurs, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has given the Trustee written notice of an Event of Default, (ii) Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request to the Trustee to pursue the remedy and offered security or indemnity satisfactory to it against any costs, liability or expense of the Trustee, (iii) the Trustee fails to comply with such request within 90 calendar days after receipt of such request and the offer of indemnity and (iv) the Trustee has not received an inconsistent direction from the Holders of a majority in aggregate principal amount of the outstanding Notes. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of any proceedings for any remedy available to the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or expense for which the Trustee has not received adequate indemnity as determined by it in good faith; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

12.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, any Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee.

13.	No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or any Guarantor under the Notes or this Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

14.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

15.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16.	GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

17.	CUSIP and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

EXCHANGE NOTICE

2.00% Senior Exchangeable Note due 2020

TO:	SPANSION LLC

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated in accordance with the terms of the Indenture referred to in this Note, and directs that the cash, shares of Company Common Stock or combination of cash and shares of Company Common Stock, as the case may be, deliverable upon such exchange and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not exchanged are to be issued in the name of a person other than the undersigned, the undersigned shall provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Company Common Stock, if any, if to be issued, and Notes if to be delivered, and the person to whom cash and payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be exchanged (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

2.00% Senior Exchangeable Note due 2020

TO:	SPANSION LLC

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Spansion LLC (the “Issuer”) regarding the right of holders to elect to require the Issuer to repurchase the Notes and requests and instructs the Issuer to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Issuer as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or multiples thereof):

Social Security or Other Taxpayer Identification Number:

FORM OF ASSIGNMENT AND TRANSFER

2.00% Senior Exchangeable Note due 2020

For value received                      hereby sell(s) assign(s) and transfer(s) unto (Please insert social security or other Taxpayer Identification Number of assignee) the within Notes, and hereby irrevocably constitutes and appoints                      attorney to transfer said Notes on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Notes prior to the first anniversary of the last date of the original issuance of the Notes, the undersigned confirms that such Notes are being transferred:

☐	To Spansion LLC, Spansion Inc. or any of their respective subsidiaries; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the Notes are being transferred to Spansion LLC, Spansion Inc. or one of their respective subsidiaries, the undersigned confirms that such Notes are not being transferred to an “affiliate” of Spansion LLC or Spansion Inc. as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

RESTRICTED COMPANY COMMON STOCK LEGENDS5

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO SPANSION LLC, SPANSION INC. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; OR

(C) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF SPANSION LLC’s 2.00% SENIOR EXCHANGEABLE NOTES DUE 2020 (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES); AND (B) ON WHICH THE SPANSION LLC HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), SPANSION LLC, SPANSION INC. AND SPANSION INC.’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[5]	This legend should be included on shares of Company Common Stock issued upon conversion of Notes only if such shares of Company Common Stock are Restricted Securities.

C-1